Exhibit 99.6

Combined and Consolidated Financial Statements of

TIG Trinity Management, LLC and Subsidiary and

TIG Trinity GP, LLC and Subsidiaries

Years ended December 31, 2021, 2020, and 2019

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Financial Statements- Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related combined and consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “combined and consolidated financial statements”). In our opinion, the combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined and consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined and consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company’s auditor since 2021.

New York, New York

June 26, 2022

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statement of Financial Position

As of December 31, 2021 and December 31, 2020

(Expressed in United States Dollars)

	December 31,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$8,269,886	$13,955,755
Investments at fair value (Affiliated funds)	18,124,708	12,997,025
Fees receivable	38,364,976	23,478,331
Due from Members	—	4,136,780
Other receivables	—	1,150,000

Total current assets	64,759,570	55,717,891

Non-current assets:
Investments at fair value (Unaffiliated management companies, cost $102,850,052 and $89,000,000 as of December 31, 2021 and December 31, 2020, respectively)	125,904,375	97,101,000
Fixed assets, net of accumulated depreciation/amortization of $651,853 and $567,613 as of December 31, 2021 and December 31, 2020, respectively	208,291	292,531
Other assets	887,737	363,805

Total non-current assets	127,000,403	97,757,336

Total assets	$191,759,973	$153,475,227

Liabilities

Current liabilities:
Accrued compensation and profit sharing	$8,387,350	$6,053,961
Accounts payable and accrued expenses	4,641,964	8,025,916
Term Loan, current portion	9,000,000	4,500,000

Total current liabilities	22,029,314	18,579,877

Non-current liabilities:
Term Loan (net of current portion of debt issuance costs $339,151)	33,410,849	40,080,131
Due to TIG/TMG	2,207,280	7,031,224

Total non-current liabilities	35,618,129	47,111,355

Total liabilities	57,647,443	65,691,232

Total members’ equity	134,112,530	87,783,995

Total liabilities and members’ equity	$191,759,973	$153,475,227

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statement of Operations

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

	December 31,
	2021	2020	2019
Income:
Incentive fees	$42,110,201	$31,454,756	$15,455,161
Management fees	44,503,127	35,674,081	38,444,463

Total income	86,613,328	67,128,837	53,899,624

Expenses:
Compensation and employee benefits	17,650,647	15,370,636	16,662,505
Occupancy costs	1,351,776	1,310,686	1,361,258
Systems, technology, and telephone	2,625,512	2,238,433	2,122,026
Professional fees	4,465,190	1,539,659	1,741,978
Depreciation and amortization	164,958	164,958	163,735
Business insurance expenses	308,691	229,262	282,606
Interest expense	2,239,608	2,363,144	1,534,142
Travel and entertainment	454,351	323,505	617,106
Merger expenses	1,963,795	—	—
Other business expense	826,863	7,952,424	674,870

Total expense	32,051,391	31,492,707	25,160,226

Other income:
Other investment gains	15,444,183	7,670,306	1,709,477

Income before taxes	70,006,120	43,306,436	30,448,875

Income tax expense	(1,456,647)	(748,000)	(1,083,927)

Net income	$68,549,473	$42,558,436	$29,364,948

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statement of Changes in Members’ Equity

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

Members’ equity, beginning of 2019	$71,310,621
Member equity distributions	(28,575,813)
Member equity contributions	24,000,000
Net income	29,364,948

Members’ equity, end of 2019	$96,099,756

Member equity distributions	(54,745,665)
Member equity contributions	3,871,468
Net income	42,558,436

Members’ equity, end of 2020	$87,783,995

Member equity distributions	(38,391,137)
Member equity contributions	16,170,199
Net income	68,549,473

Members’ equity, end of 2021	$134,112,530

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Cash Flows

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

	December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$68,549,473	$42,558,436	$29,364,948
Adjustments to reconcile net income to net cash provided by operating activities:
Other investment gain	(15,444,183)	(7,670,306)	(1,709,477)
Depreciation and amortization	164,958	164,958	163,733

Increase/decrease in operating assets and liabilities:
Decrease/(increase) in fees receivable	(14,886,645)	(8,342,540)	12,480,142
Decrease/(increase) in other receivable	1,150,000	(1,150,000)	—
Decrease/(increase) in other assets	(523,932)	125,203	(172,806)
Decrease/(increase) in due to TIG/TMG	(4,823,944)	(202,284)	941,144
Decrease/(increase) in accrued compensation and profit sharing	2,333,389	6,701,176	(2,406,319)
Decrease/(increase) in accounts payable and accrued expenses	(3,383,952)	(2,096,436)	567,301

Net cash provided by operating activities	33,135,164	30,088,207	39,228,666

Cash flows from investing activities:
Purchases of investments (affiliated funds)	(16,088,668)	(10,428,903)	(8,029,472)
Purchases of investments (unaffiliated management companies)	(13,925,652)	(27,000,000)	(24,000,000)
Sales of investments (affiliated funds)	11,451,845	38,887,560	10,703,886
Sales of investments (unaffiliated management companies)	75,600	—	—
Purchase of fixed assets	—	—	(22,380)

Net cash provided by (used in) investing activities	(18,486,875)	1,458,657	(21,347,966)

Cash flows from financing activities:
Member distributions	(38,391,137)	(54,745,665)	(28,575,813)
Member contributions	16,170,199	3,871,468	24,000,000
Increase in due from members	4,136,780	204,383	—
Repayment of loans to member	—	—	(1,559,695)
Drawdown of term loan	—	23,750,000	—
Repayment of term loan	(2,250,000)	—	(3,750,000)
Payment of debt issuance costs	—	(110,450)

Net cash used in financing activities	(20,334,158)	(27,030,264)	(9,885,508)

Net increase (decrease) in cash and cash equivalents	(5,685,869)	4,516,600	7,995,192

Cash and cash equivalents at beginning of year	13,955,755	9,439,155	1,443,963

Cash and cash equivalents at end of year	$8,269,886	$13,955,755	$9,439,155

Supplemental Cash Flow Information:
Cash Paid for Taxes	$199,960	$1,622,997	$407,174
Cash Paid for Interest	$2,250,383	$1,406,790	$1,562,214

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

1.	Reporting Organization

TIG Trinity Management, LLC and TIG Trinity GP, LLC were formed in the State of Delaware on August 23, 2018 and became operationally active on November 1, 2018. TIG Trinity Management, LLC offers investment advisory services to its clients which currently include private investment funds and SMAs (the “Funds”). TIG Trinity GP, LLC acts as the general partner to certain funds. Certain subsidiaries listed in Note 2 (b) have formation dates prior to August and November 2018.

2.	Basis of Preparation

(a)	Basis of Presentation

The accompanying combined and consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

(b)	Basis of Combination and Consolidation

The combined and consolidated financial statements include TIG Trinity Management, LLC, and its wholly owned subsidiary, TIG Advisors LLC. TIG Trinity Management and its wholly owned subsidiary are combined with TIG Trinity GP, LLC and its wholly owned subsidiaries, TFI Partners LLC and TIG SL Capital LLC (collectively, the “Company”). TIG Trinity Management, LLC, TIG Trinity GP, LLC and Subsidiaries financial statements have been combined for presentation purposes. The financial position, results of operations and cash flows presented herein do not represent those of a single legal entity. These entities share common ownership, control, and management. All inter-company balances have been eliminated in consolidation. All significant inter-company accounts and transactions have been eliminated in combination.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIEs”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”) and assesses whether the Company is the primary beneficiary of such entities as defined under ASC 810. If the determination is made that the Company is the primary beneficiary, the entity in question is included in the combined and consolidated financial statements of the Company. Based on management’s analysis of the Company’s relationship with the private investment funds, the private investment funds are VIEs of the Company, but the Company is not the primary beneficiary of the private investment funds, therefore, the private investment funds have not been consolidated by the Company.

(c)	Use of Estimates and Judgments

The preparation of combined and consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

3.	Significant Accounting Policies

The accounting policies as set out below have been applied consistently by the Company during the relevant years.

The significant accounting policies applied by the Company are as follows:

(a)	Cash and Cash Equivalents

Cash comprises cash deposited with the bank which, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties. At December 31, 2021, cash is primarily held at Texas Capital Bank in a U.S. noninterest-bearing checking account, which is Federal Deposit Insurance Corporation (“FDIC”) insured up to $250,000.

(b)	Income Taxes

For income tax purposes, the Company reports income and expenses on an accrual basis and is treated as a partnership for federal and state income tax purposes. The individual owners (the “Members”) are required to report their respective shares of the Company’s taxable income or loss in their individual income tax returns and are personally liable for any related taxes thereon. Accordingly, no provision for federal income taxes is made in the combined and consolidated financial statements of the Company.

The Company is subject to ASC 740, Accounting for Uncertainty in Income Taxes. This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. Management has analyzed the Company’s tax positions taken with respect to applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s combined and consolidated financial statements. The Company is subject to 4% New York City Unincorporated Business Tax.

(c)	Fixed Assets

Equipment and furniture are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(d)	Fair Value of Assets and Liabilities

Due to their nature, the carrying values of the Company’s financial assets such as fees receivable, other receivable, due from members and financial liabilities such as accounts payable and accrued compensation and due to TIG/TMG approximate their fair values.

(e)	Income Recognition & Fees Receivable

Management fees and incentive fees are accounted for as contracts with customers. Under the guidance for contracts with customers, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.

Management Fees – The Company is entitled to receive management fees as compensation for administering and managing the affairs of the funds. Management fees are normally received in advance each quarter and recognized monthly as services are rendered. The management fees for our affiliated funds are calculated using approximately 0.75% to 1.5% of the net asset value of the funds’ underlying investments. The management fees for our unaffiliated management companies are calculated using approximately 0.75% to 1.75% of the net asset value of the funds’ underlying investments. There are customer contracts that require the Company to provide investment services, which represents a performance obligation that the Company satisfies over

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

time. All management fees are a form of variable consideration because the amount the Company is entitled to vary based on fluctuations in the basis for the management fee. Management fees recognized for the years ended December 31, 2021, 2020, and 2019 totaled $44,503,127, $35,674,081, and $38,444,463 respectively, of which the Company recognized $29,593,661, $28,237,395 and $32,075,441 from its affiliated funds and $14,909,466, $7,436,686, and $6,369,022 from its profit and revenue-share investments in unaffiliated management companies for the years ended December 31, 2021, 2020, and 2019 respectively.

Incentive Fees – The Company is entitled to receive incentive fees if certain targeted returns have been achieved as stipulated in the governing documents. Incentive fees are normally received and recognized annually. The incentive fees for our affiliated funds are calculated using 15% to 20% of the net profit/income. The incentive fees for our unaffiliated management companies are calculated using 15% to 20% or 15% to 35%, subject to a 10% hurdle, of the net profit/income.. Incentive fees recognized for the years ended December 31, 2021, 2020, and 2019 totaled $42,110,201, $31,454,756, and $15,455,161 respectively, of which the Company recognized $37,662,457, $24,468,911, and $15,455,161 from its affiliated funds and $4,447,744, $6,985,845, and $0 from its profit and revenue-share investments in unaffiliated management companies for the years ended December 31, 2021, 2020, and 2019 respectively. All incentive fees are recognized when it is determined that they are no longer probable of significant reversal. Given the nature of each fee arrangement, contracts with customers are evaluated on an individual basis to determine the timing of revenue recognition. Significant judgement is involved in making such determination.

Fees receivable includes management and incentive fees earned during the year ended December 31, 2021 and 2020. The Company evaluates its fee receivables and establishes an allowance for doubtful accounts based on history of past write offs and collections. Fees receivable as of December 31, 2021, and 2020, totaled $38,364,976, and $23,478,331, respectively. There was no allowance at December 31, 2021 and 2020.

Unaffiliated management companies or external strategic managers are global alternative asset managers, with whom the Company makes strategic minority investments in and actively participates in order to leverage the collective resources and synergies to facilitate the growth of the respective businesses.

	Management Fees
	Year Ended December, 31
	2021	2020	2019
Affiliated Funds	$29,593,661	$28,237,395	$32,075,441
Unaffiliated Management Companies	14,909,466	7,436,686	6,369,022

Total Management Fees	$44,503,127	$35,674,081	$38,444,463

	Incentive Fees
	Year Ended December, 31
	2021	2020	2019
Affiliated Funds	$37,662,457	$24,468,911	$15,455,161
Unaffiliated Management Companies	4,447,744	6,985,845	—

Total Incentive Fees	$42,110,201	$31,454,756	$15,455,161

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

The table below presents details of our Total income by type and strategy for the year ended December 31, 2021, 2020 and 2019.

	Year Ended December, 31
	2021	2020	2019
Management Fees:
TIG Arbitrage	$29,593,661	$28,237,395	$32,075,441
Unafilliated Management Companies:
Real Estate Bridge Lending Strategy	10,713,629	5,565,930	6,369,022
European Equities	2,904,056	1,870,756	—
Asian Credit and Special Situations	1,291,781	—	—

Unafilliated Management Companies Subtotal	14,909,466	7,436,686	6,369,022

Total Management Fees	$44,503,127	$35,674,081	$38,444,463

Incentive Fees:
TIG Arbitrage	$37,662,457	$24,468,911	$15,455,161
Unafilliated Management Companies:
European Equities	2,540,170	6,985,845	—
Asian Credit and Special Situations	1,907,574	—	—

Unafilliated Management Companies Subtotal	4,447,744	6,985,845	—

Total Incentive Fees	$42,110,201	$31,454,756	$15,455,161

Total Income	$86,613,328	$67,128,837	$53,899,624

(f)	Other Investment Gains

Other investment gains include the unrealized and realized gains and losses on the Company’s principal Investments. Unrealized Income (Loss) on Investments results from changes in the fair value of the underlying investment, as well as the reversal of unrealized gains (losses) at the time an investment is realized.

(g)	Investments & Fair Value Measurement

The Company elected to carry investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2- Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

Level 3-Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgement or estimation. Investments that are included in this category generally include privately held investments with no liquidity.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The members’ use judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets or liabilities. Investments are classified within Level 3 of the fair value hierarchy because they trade infrequently (or not at all) and therefore have little or no readily available pricing. Investments in private operating companies are classified within Level 3 of the fair value hierarchy. The Company has procedures in place to determine the fair value of the Company’s Level 3 investments. Such procedures are designed to assure that the applicable valuation approach is appropriate and that values included in these financial statements are based on observable inputs when possible or that unobservable valuation inputs are reasonable.

Certain investments are measured at fair value using the net asset value (or its equivalent) practical expedient. U.S. GAAP permits the Company, as a practical expedient, to estimate fair value of an investment in an investment entity based on net asset value of the investment entity which is calculated in a manner consistent with the measurement principles of ASC Topic 946 Financial Services-Investment Companies. The Company’s investments in investment companies represent interests in private investment companies that do not trade in an active market and represent investments that may require a lock up or future capital contributions based on existing commitments. The Members have elected to value the investment companies using the net asset value (“NAV”) of each investment company as reported by the investment company without adjustment, unless it is probable that the investment will be sold at a value significantly different than the reported NAV. If the reported NAV of an investment company is not calculated in a manner consistent with the measurement of accounting principles for investment companies generally accepted in the United States, then the Members, adjust the reported NAV to reflect the impact of those measurement principles.

The Company does not have any commitments to the underlying investment companies, and redemptions are permitted on a monthly basis and require 30 days’ notice. The strategy of the investment companies is a broad range of investment techniques to achieve its primary objective of capital appreciation through all market cycles.

(h)	Recent Accounting Pronouncements

In February 2016, FASB issued its new lease accounting guidance in Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Topic 842 will require lessees to recognize for all leases (with terms of more than 12 months) a lease liability for the obligation to make lease payments arising from a lease and a right-of-use asset representing the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessor accounting is largely unchanged. Topic 842 will be effective for nonpublic entities for fiscal years beginning after December 15, 2021. The Company is currently assessing the potential impact of adopting this ASU on its combined and consolidated financial statements and related disclosures.

In March 2020, FASB issued Accounting Standards Update (“ASU”) No. 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The new guidance primarily intends to provide relief to companies that will be impacted by the expected change in benchmark interest rates at the end of 2021, when participating banks will no longer be required to submit London Interbank Offered Rate (LIBOR) quotes by the UK Financial Conduct Authority (FCA). The new guidance allows companies to account for modifications as a continuance of the existing contract without additional analysis as long as the changes to existing contracts are limited to changes to an approved benchmark interest rate. For new and

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

existing contracts, the Company may elect to apply the amendments as of March 12, 2020, through September 30, 2022. The Company is currently assessing the potential impact of the new guidance on the Company’s combined and consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to U.S. GAAP an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses. The ASU is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. Further, the ASU makes targeted changes to the impairment model for available-for-sale debt securities. The new CECL standard is effective for annual reporting periods beginning after December 15, 2022, and interim periods therein. The Company is in the process of evaluating the potential impact that this guidance will have on the combined and consolidated financial statements and related disclosures

(i)	Expenses

The Company will pay for all ordinary and extraordinary expenses incurred by it or on its behalf in connection with the management and operation of the Company, including without limitation, mailing, insurance, legal, auditing, reporting and accounting expenses, taxes, interest on borrowed monies, and third-party out-of-pocket expenses. Expenses are recorded on an accrual basis.

(j)	Subsequent events

The Company evaluates events and transactions that occur subsequent to December 31, 2021, but prior to the issuance of the Combined and Consolidated Financial Statements that may require adjustment or disclosure in the statements. For any events or transactions that provide additional evidence with respect to conditions that existed as of December 31, 2021, 2020, and 2019 including the estimates inherent in the process of preparing financial statements, the Company recognizes such subsequent events through adjustment to the Combined and Consolidated Financial Statements. For any events that provide evidence with respect to conditions that did not exist as of, but arose subsequent to, December 31, 2021, 2020, and 2019 the Company considers whether disclosure of the event in Note 14 is appropriate but does not recognize such subsequent events through adjustment to the Combined and Consolidated Financial Statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

4.	Investments

	December 31,
	2021	2020
Investment in Affiliated Funds:
TIG Arbitrage Associates Master Fund LP (TFI Partners LLC)	$1,668,116	$1,610,460
TIG Arbitrage Enhanced Master Fund LP (TFI Partners LLC)	14,668,140	9,179,018
TIG Arbitrage Enhanced, LP (TIG Advisors LLC)	1,611,065	1,762,030
TIG Sunrise Fund LP (TIG SL Capital LLC)	20,190	236,330
Arkkan Opportunities Feeder Fund, Ltd. (TIG Advisors LLC)	109,691	—
TIG Securitized Asset Master Fund LP (TIG SL Capital LLC)	47,506	209,187

	18,124,708	12,997,025
Investment in Unaffiliated Management Companies:
Romspen Investment Corporation	74,496,906	66,567,000
Arkkan Capital Management Limited	15,887,115	—
Zebedee Asset Management	35,520,354	30,534,000

	125,904,375	97,101,000

Total Investments	$144,029,083	$110,098,025

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$125,904,375	$125,904,375
Investments -Affiliated Funds (i)				18,124,708

Total				$144,029,083

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$97,101,000	$97,101,000
Investments -Affiliated Funds (i)				12,997,025

Total				$110,098,025

(i)

Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the combined and consolidated statements of financial position.

There were purchases of $13,925,652 and $27,000,000 of Level 3 investments during the years ended December 31, 2021, and 2020, respectively. There were no transfers in or transfers out of Level 3 for the years ended December 31, 2021, and 2020.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

4.	Investments (continued)

The following provides information on the valuation techniques and nature of significant unobservable inputs used to determine the value of Level 3 assets and liabilities. The inputs are not indicative of the unobservable inputs that may have been used for an individual asset or liability.

Quantitative Information about Level 3 Fair Value Measurements

Investments in Securities	Fair Value December 31, 2021	Valuation Methodology and Techniques	Unobservable Inputs	Range / Weighted Average
Investment in Unaffiliated Management Companies	$125,904,375	Discounted cash flow	Discount rate Long-term growth rate	26%-30% (28%) 3%

Investments in Securities	Fair Value December 31, 2020	Valuation Methodology and Techniques	Unobservable Inputs	Range
Investment in Unaffiliated Management Companies	$97,101,000	Market Approach	EBITDA Multiple	8x
		Comparable Companies	Revenue Multiple	5x
		Recent Transaction	N/A	N/A

The methodology utilized for the December 31, 2020 valuations was based on the market approach, which utilized the specific implied multiples as of each individual investment date. We note that two of the investments in the Unaffiliated Management Companies are economic interests that entitle TIG to distributions based directly on revenue performance. Given the lack of observable data in the marketplace for these types of investments, outside of TIG’s specific implied underlying investment multiple in the Unaffiliated Management Company, the valuation methodology was changed to a discounted cash flow analysis as of the December 31, 2021 valuation date, when the underlying transaction multiples became stale. We note that the underlying implied multiples from TIG’s investment in each Unaffiliated Management Company were current and relevant as of the December 31, 2020 valuation date. The discounted cash flow analysis does not require any specific market trading data, and it is more specific to the specific investment cash flows.

The primary unobservable inputs in the discounted cash flow methodology are the selected discount rate and the long-term growth rate. The discount rate selection for each investment was calibrated using the implied internal rate of return as of the original investment date, adjusted for certain market- and company-specific factors. A decrease to the unobservable discount rate input would have a corresponding increase to the fair value of the investment. The selected long-term growth rate for each investment was based on long-term GDP growth rates in the geographic locations of the underlying Unaffiliated Investment Manager, with consideration for general growth in the asset management industry. An increase to the unobservable growth rate input would have a corresponding increase to the fair value of the investment. There is not a specific interrelationship between these two unobservable inputs.

	Investments – Affiliated Funds
	Year Ended December, 31
	2021	2020
Balance at beginning of year	$12,997,025	$41,886,377
Gains/(losses) recognized in other income	490,860	(430,695)
Purchases	16,088,668	10,428,903
Sales	(11,451,845)	(38,887,560)

Balance at end of year	$18,124,708	$12,997,025

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

4.	Investments (continued)

	Investments – Unaffiliated Management Companies
	Year Ended December, 31
	2021	2020
Balance at beginning of year	$97,101,000	$62,000,000
Gains/(losses) recognized in other income	14,953,323	8,101,000
Purchases	13,925,652	27,000,000
Sales	(75,600)	—

Balance at end of year	$125,904,375	$97,101,000

There were no transfers between Levels 1, 2 or 3 for periods presented.

5.	Fixed Assets

Fixed assets at December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Office equipment	$139,520	$139,520
Less accumulated depreciation	128,220	100,316

Office equipment, net	11,300	39,204

Leasehold improvements	720,624	720,624
Less accumulated amortization	523,633	467,297

Leasehold improvements, net	196,991	253,327

Fixed assets, net	$208,291	$292,531

Depreciation expense was $164,958 for the years ended December 31, 2021 and 2020, respectively and $163,735 for the year ended December 31, 2019.

6.	Retirement Plans

The Company sponsors a defined contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute a percentage of their salary subject to certain limitations, set forth by the Internal Revenue Service, on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts. The Company’s contributions for the years ended December 31, 2021, and 2020, were $256,850 and $282,430 all of which was payable at year end and is included in accounts payable and accrued expenses on the combined and consolidated statements of financial position.

7.	Related Party Transactions

Due from members represents amounts advanced to members for various expenses. This amount has no stated interest rate or repayment terms.

Due to TIG/TMG represents amounts owed to entities which are related to TIG Trinity Management LLC such as Tiedemann Investment Group (“TIG”) and Tiedemann Management Group (“TMG”). The amounts are loaned to each other with no specific payment terms and no stated interest rate, as necessary. The Company shares office space with Tiedemann Wealth Management, an entity which is owned by one of the owners of TIG Trinity Management, LLC and TIG Trinity GP, LLC. The Company pays Tiedemann Wealth Management for use of the

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

7.	Related Party Transactions (continued)

office space on a monthly basis. For the year ended December 31, 2021 the total rent expense was approximately $1,400,000 and was included as occupancy costs on the combined and consolidated statements of operations. For the years ended December 31, 2020 and 2019 the total rent expense was approximately $1,300,000, respectively and was included as occupancy costs on the combined and consolidated statements of operations.

8.	Commitments

As of December 31, 2021, the Company’s affiliate (Tiedemann Wealth Management) leases its office under an operating lease which commenced in April 2010 and expires in April 2025. Future minimum rent payments paid by the affiliate for the next five years are approximately as:

Year ending December 31

2022	$1,841,680
2023	1,841,680
2024	1,841,680
2025	460,420

Total	$5,985,460

The Company’s rent expense amounted to approximately $1,400,000 for the year ended December 31, 2021 and $1,300,000 for the years ended December 31, 2020 and 2019, respectively, and is included as a component of occupancy costs on the accompanying combined and consolidated statement of operations.

9.	Term Loan

The Company entered into a credit agreement with Texas Capital Bank, National Association, a national banking association lender located in Dallas, TX on March 23, 2018 and revised on April 3, 2020 with a total available amount of $45,000,000 and a maturity date of April 3, 2026. As part of the credit agreement, Texas Capital Bank will serve as the administrative agent of the loan on behalf of other lenders. Of the Credit Agreement, there is 15,000,000 which was lent by Cross First Bank. The main purpose of the Term Loan is to borrow in order to acquire minority-share purchases in asset management companies. In accordance with the credit agreement, the Company may request additional term loans.

There were no guarantees by Members of the Company. The balance of the loan was $42,750,000 and $45,000,000, as of December 31, 2021 and 2020, respectively. There were debt issuance costs of $594,758 as of December 31, 2021 and 2020, respectively, with a balance of $339,151, and $419,869, remaining as of December 31, 2021 and 2020, respectively, included in the Term Loan, Long Term balance in the combined and consolidated statements of financial position and amortization expense of $80,718 during the years ended December 31, 2021, 2020, and 2019 respectively.

The interest rate on the loan is calculated based on the LIBOR rate plus 4%. Interest on the indebtedness evidenced by this note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

Interest expense for the years ended December 31, 2021, 2020, and 2019 was $2,239,608, $2,363,144, and $1,534,142 respectively.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

9.	Term Loan (continued)

The term loan and interest is payable quarterly in twenty equal installments beginning on July 1, 2021. As of December 31, 2021, the minimum payments under the loan are as follows:

2022	9,000,000
2023	9,000,000
2024	9,000,000
2025	9,000,000
2026	6,750,000

Total	$42,750,000

10.	Members’ Capital

Pre-tax net profits or losses of the Company are to be allocated to all Members in proportion to their agreed upon ownership percentages. Net profits or losses of the Company, excluding those net profits or losses associated with the TIG Arbitrage Strategy, are allocated to all Members in proportion to their agreed upon ownership percentages.

With respect to the TIG Arbitrage Strategy, each class of Members have certain rights to net profits or losses. Following the payment of the Class I Member revenue share, the remaining net profits or losses of the strategy are divided amongst the Class A, B, C, and D-1 members with 49.37% of the remaining net profits allocated to the Class D-1 Member and the balance allocated to Class A, Class B, and Class C Members in proportion to their agreed upon ownership percentages.

11.	Risk Factors

The significant types of financial risks to which the Company is exposed include, but are not limited to, performance risk, liquidity risk, and other additional risks. Market risk represents the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations. In addition, the market risk could adversely affect the business of underlying companies and their associated entities in many ways, including by reducing the value of assets under management and negatively affecting the underlying companies’ ability to attract future capital commitments, any of which could materially reduce the value of the Company. Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments, including its inability to sell investments quickly or at close to fair value. In the ordinary course of business, the Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. The extent of the impact of the coronavirus (“COVID-19”) outbreak on the financial performance of the Company’s investments will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the financial markets and the overall economy, all of which are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s investment results may be materially adversely affected.

12.	Legal settlement

In July 2021, the Company entered into a confidential settlement agreement with respect to an outstanding legal action. As of December 31, 2020, the settlement payment was included in the accounts payable and accrued expenses balance on the combined and consolidated statements of financial position. Of the settlement, a portion has been paid by the Company’s insurance company and is included as other receivable on the combined and consolidated statements of financial position. As of July 31, 2021, there was no remaining outstanding liability related to this legal action, and the Company does not expect to accrue any additional amounts with respect to the settlement agreement.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2021, 2020, and 2019

(Expressed in United States Dollars)

13.	Merger Agreement

On September 19, 2021, the Company executed a definitive business combination agreement with, inter alios, Cartesian Growth Corporation (“Cartesian”), Tiedemann Wealth Management Holdings, LLC (“TWMH”), and Alvarium Investments Limited (“Alvarium”) whereby the Company, TWMH, and Alvarium will merge to form Alvarium Tiedemann Holdings, LLC, a multi-disciplinary financial services business and a wholly owned subsidiary of Alvarium Tiedemann Capital, LLC (“Umbrella”). Umbrella will become publicly listed through a business combination with Cartesian, a special purpose acquisition company, which will be renamed “Alvarium Tiedemann Holdings, Inc.” upon the completion of the transaction. The successful completion of the transaction, expected to close in the second half of 2022, is subject to the satisfaction of closing conditions, including receiving the appropriate regulatory approvals, shareholder approvals, and client consents.

14.	Subsequent Events

Based on management’s evaluation, there are no events subsequent to December 31, 2021, that require adjustment to or disclosure in the combined and consolidated financial statements, except as noted below. Management has evaluated events and transactions through and including June 26, 2022, the date these financial statements were available to be issued.

In the first quarter of 2022, the Company’s affiliate (Tiedemann Wealth Management) entered into a lease agreement to lease a new office facility. The new lease commences on or around January 2022 and expires in April 2025. Future minimum rent payments paid by the affiliate for the next four years are approximately as follows:

2022	$295,268
2023	295,268
2024	295,268
2025	98,423

Total	$984,227